EXHIBIT 10.103.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         This First Amendment to Employment Agreement (this "AMENDMENT"), is made and entered into effective as of April 1, 2003, by and between Tarrant Apparel Group, a California corporation (the "COMPANY"), and Patrick Chow ("EXECUTIVE"), and amends that certain Employment Agreement dated as of January 7, 2002 (the "EMPLOYMENT AGREEMENT").

         NOW, THEREFORE, in consideration of the agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms used herein and not defined herein shall have the meanings given such terms in the Employment Agreement.

         2. TERM OF AGREEMENT. Section 3 of the Employment Agreement is hereby amended to extend the Term until December 31, 2005.

         3. BASE SALARY. Section 4.a. of the Employment Agreement is hereby amended to increase from $220,000 to $250,000 the Base Salary payable by the Company to Executive, which change shall be retroactive to January 1, 2003.

         4.       ANNUAL BONUS.

                  4.1 Section 4.b. of the Employment Agreement is hereby deleted in its entirety, and Executive shall not be entitled to any Annual Bonus for any period commencing on or after January 1, 2003. All references elsewhere in the Employment Agreement to Annual Bonus are hereby deleted.

                  4.2 Executive may receive a discretionary bonus (the "DISCRETIONARY BONUS") for each year Executive is employed in an amount up to $100,000, with the actual amount to be determined by the Board of Directors, in its sole discretion. The Discretionary Bonus, if any, shall be payable not later than 90 days after the end of the applicable calendar year.

         5. CONFIRMATION OF EMPLOYMENT AGREEMENT. Except as expressly provided in this Amendment, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         6. GENERAL. This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; and (v) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state. In the event of any conflict between the Employment Agreement and this Amendment, the provisions of this Amendment shall govern.


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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Amendment as of the day and year first set forth above.

                                        TARRANT APPAREL GROUP,
                                        a California corporation

                                        By:      /S TODD KAY
                                                -----------------------------
                                               Todd Kay, President


                                          /S/ PATRICK CHOW
                                        -------------------------------------
                                        Patrick Chow


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